UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2014

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 11, 2014, the board of directors (the “Board”) of Lighting Science Group Corporation (the “Company”) appointed Jennifer Sethre to serve as President of the Company. The Board has not yet determined the amount or terms of any compensation that Ms. Sethre will receive for her service as President.

Ms. Sethre founded Lumena SSL, Inc. in 2011, a commercial LED lighting products company, and served as its Chief Marketing Officer. Prior to Lumena, Ms. Sethre held various executive, marketing and product development roles, and has been involved in manufacturing products in China for the past 15 years. From January 2010 to August 2011, Ms. Sethre was founder and Chief Executive Officer of Ilio International, Inc., a producer and seller of holiday products, and from 2008 to 2011, was the founder and Chief Executive Officer of Asia Sales and Marketing, LLC, another holiday retail product seller.

On February 13, 2014, Warner Philips was appointed as a director of the Company to fill a vacancy on the Board.

Mr. Philips is an international cleantech entrepreneur and investor with over 17 years of experience in private equity-owned and venture-backed businesses. Mr. Philips serves as an operating partner to Pegasus Capital Advisors L.P., which together with its affiliates beneficially owned approximately 86.82% of the Company’s common stock as of February 13, 2014 (calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended). Mr. Philips also advises smart thermostat company Nest Labs, which was recently acquired by Google Inc. Mr. Philips started his career at Netherlands-based venture capital firm NeSBIC as an investment analyst. In 2001, Mr. Philips joined Secon, an Amsterdam-based multi-brand apparel company where he led a strategic reorganization. In 2002, Mr. Philips co-founded the Amsterdam-based cleantech incubator Tendris, which spurned start-ups such as renewable energy retailer Durion (later Oxxio), carbon neutral credit card affinity program Climacount, and LED lighting pioneer Lemnis. Mr. Philips was actively involved in operations at the Tendris companies until 2012 and was CEO of Climacount until 2006. He is an early investor in energy software company C3, in residential solar services company Sungevity, in social impact fashion brand Maiyet, and in community product sharing company Yerdle. Mr. Philips also serves on several non-profit boards and is the Board Chair of the Cradle to Cradle Products Innovation Institute, a non-profit that promotes the highest standard of sustainable product design.

On February 10, 2014, Samer Salty resigned from the Board. Pursuant to certain designation rights held by Zouk Capital LLP and its affiliates (“Zouk”) under the Certificate of Designation governing the Company’s Series H Convertible Preferred Stock, Zouk has the right to designate the director who would replace Mr. Salty. As of the current date, no replacement has been named by Zouk.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: February 14, 2014	By:	/s/ Thomas C. Shields
	Name:	Thomas C. Shields
	Title:	Chief Financial Officer